Exhibit 99.1

FOR IMMEDIATE RELEASE

GMS REPORTS SECOND QUARTER FISCAL 2020 RESULTS

Net Sales of $861.9 million up 3.4%; Organic Net Sales up 2.7%

Reported Net Income of $29.1 Million, or $0.68 per Diluted Share, up 17.0%

Adjusted Net Income of $42.7 Million, or $1.00 per Diluted Share, up 11.6%

Adjusted EBITDA of $89.9 million, or 10.4% of net sales

Tucker, Georgia, December 5, 2019. GMS Inc. (NYSE:GMS), a leading North American specialty distributor of interior building products, today reported financial results for the second quarter of fiscal 2020 ended October 31, 2019.

Second Quarter Fiscal 2020 Highlights

•	Net sales of $861.9 million increased 3.4% from $833.8 million in the second quarter of the prior fiscal year. Organic net sales increased 2.7% year over year.
•	Reported net income of $29.1 million, or $0.68 per diluted share, compared to $24.9 million, or $0.58 per diluted share, in the second quarter of the prior fiscal year.
•	Adjusted net income of $42.7 million, or $1.00 per diluted share, compared to $38.3 million, or $0.89 per diluted share, in the second quarter of the prior fiscal year.
•	Adjusted EBITDA of $89.9 million, or 10.4% of net sales, compared to Adjusted EBITDA of $87.1 million, or 10.5% of net sales, in the second quarter of the prior fiscal year.
•	The company completed one greenfield opening during the second quarter of fiscal 2020.
•	Net leverage was reduced to 3.5 times as of the end of the second quarter of fiscal 2020 from 3.7 times as of the end of the first quarter of fiscal 2020.
•	Cash provided by operating activities and free cash flow for the first six months of fiscal 2020 totaled $69.9 million and $55.3 million, respectively, representing increases of 53.2% and 51.5%, respectively, from the first six months of fiscal 2019.

“The GMS team continued to execute well in the second quarter, growing sales, expanding gross margin and achieving higher net income and Adjusted EBITDA,” said John C. Turner, Jr., President and Chief Executive Officer. “We achieved strong volume performance in the United States, where demand conditions remain solid, while managing continued softness in Canada. We also generated strong cash from operations and free cash flow, and continue to pursue our existing capital allocation priorities, including debt reduction and prudent geographic and market share expansion through acquisitions and greenfields.

“Moving forward, we remain focused on our strategic priorities which include increased emphasis on organic growth through expanding market share in core products and growing our complementary product lines. We will also continue to pursue strategic acquisitions and greenfield branch openings as we broaden our geographic platform. With a heightened focus on enhanced productivity and profitability across the organization, we are confident that we are well-positioned to capitalize on the growth opportunities ahead and drive value for our shareholders.”

Second Quarter Fiscal 2020 Results

Net sales for the second quarter of fiscal 2020 of $861.9 million were up 3.4%, or 2.7% on an organic basis, compared to $833.8 million for the second quarter of the prior fiscal year.

•	Wallboard sales of $350.6 million increased 4.8% (4.0% on an organic basis) compared to the second quarter of fiscal 2019, driven primarily by higher organic volumes and acquisitions, partially offset by lower pricing/mix.
•	Ceilings sales of $122.8 million increased 3.7% (1.7% on an organic basis) compared to the second quarter of fiscal 2019, primarily due to higher organic volumes and acquisitions, as well as slightly higher pricing/mix.
•	Steel framing sales of $136.2 million increased 0.3% (down 0.6% on an organic basis) compared to the second quarter of fiscal 2019, driven by higher organic volumes and acquisitions, partially offset by lower pricing/mix.
•	Other product sales of $252.3 million increased 3.0% (3.1% on an organic basis) compared to the second quarter of fiscal 2019, due to higher organic growth and acquisitions.

Gross profit of $284.5 million increased 6.1% from $268.2 million in the second quarter of fiscal 2019, as a result of higher sales, both organically and including the positive impact of acquisitions. Gross margin of 33.0% increased 80 basis points from 32.2% a year ago primarily due to net favorable price-cost dynamics, acquisition-related purchasing synergies and product mix.

Selling, general and administrative (SG&A) expense as a percentage of net sales was 23.3% for the quarter compared to 22.2% in the second quarter of fiscal 2019.  Adjusted SG&A expense as a percentage of net sales was 22.7% compared to 21.8% in the prior year quarter. The 90 basis point increase in adjusted SG&A as a percentage of sales resulted primarily from the year-over-year decline in the selling price of certain of our products and, to a lesser extent, continuing inflationary cost pressures.  In addition, the Company continued to make ongoing investments in greenfields and business initiatives intended to drive growth and productivity.

Net income of $29.1 million, or $0.68 per diluted share, compared to $24.9 million, or $0.58 per diluted share, in the second quarter of fiscal 2019. Adjusted net income of $42.7 million, or $1.00 per diluted share, compared to $38.3 million, or $0.89 per diluted share, in the second quarter of fiscal 2019. Adjusted EBITDA of $89.9 million increased 3.2% year over year and represented an Adjusted EBITDA margin of 10.4%.

Balance Sheet

As of October 31, 2019, the Company had cash of $36.3 million and total debt of $1.10 billion, compared to cash of $24.1 million and total debt of $1.16 billion, as of July 31, 2019.

As previously disclosed, during the second fiscal quarter, the Company amended its asset based revolving credit facility to increase commitments from $345.0 million to $445.0 million, extend the maturity date to September 30, 2024 and improve the rate structure. Also during the second fiscal quarter, the Company made a $50.0 million prepayment of outstanding principal of its senior secured first lien term loan facility. As of the end of the fiscal second quarter, the Company had a total of $410.4 million available under its revolving credit facilities.

During the second fiscal quarter, the Company reduced its net debt by $73.1 million and net leverage was 3.5 times as of the end of the quarter compared to 3.7 times as of the end of the first quarter of fiscal 2020.

Platform Expansion Activity

During the second quarter of fiscal 2020, the Company opened a greenfield location in Wilsonville, Oregon. Subsequent to the end of the second quarter, the Company also completed the previously announced acquisition of Rigney Building Supplies LTD in Kingston, Ontario.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter ended October 31, 2019 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, December 5, 2019. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through January 5, 2019 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13697005.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 250 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and the economy generally and statements about growth potential across the Company’s business and the ability to deliver growth and value creation contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of December 5, 2019. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 5, 2019.

Contact Information:

Investors:

Leslie H. Kratcoski

ir@gms.com

770-723-3306

Media:

marketing@gms.com

770-723-3378

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Net sales	$861,929	$833,837	$1,709,105	$1,611,981
Cost of sales (exclusive of depreciation and amortization shown separately below)	577,436	565,687	1,150,958	1,099,015
Gross profit	284,493	268,150	558,147	512,966
Operating expenses:
Selling, general and administrative	200,457	185,268	395,088	370,703
Depreciation and amortization	29,518	30,787	58,793	57,109
Total operating expenses	229,975	216,055	453,881	427,812
Operating income	54,518	52,095	104,266	85,154
Other (expense) income:
Interest expense	(17,559)	(19,182)	(35,836)	(35,370)
Change in fair value of financial instruments	—	(376)	—	(6,395)
Write-off of debt discount and deferred financing fees	(707)	—	(707)	—
Other income, net	813	434	1,752	1,068
Total other expense, net	(17,453)	(19,124)	(34,791)	(40,697)
Income before taxes	37,065	32,971	69,475	44,457
Provision for income taxes	7,927	8,059	15,517	10,895
Net income	$29,138	$24,912	$53,958	$33,562
Weighted average common shares outstanding:
Basic	41,761	41,149	41,382	41,121
Diluted	42,635	41,918	42,126	41,996
Net income per common share(1):
Basic	$0.70	$0.59	$1.30	$0.80
Diluted	$0.68	$0.58	$1.27	$0.78

(1) The following table sets forth the computation of basic and diluted earnings per share of common stock for periods presented:

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Net income	$29,138	$24,912	$53,958	$33,562
Less: Net income allocated to participating securities	-	665	342	751
Net income attributable to common stockholders	$29,138	$24,247	$53,616	$32,811
Basic earnings per common share:
Basic weighted average common shares outstanding	41,761	41,149	41,382	41,121
Basic earnings per common share	$0.70	$0.59	$1.30	$0.80
Diluted earnings per common share:
Basic weighted average common shares outstanding	41,761	41,149	41,382	41,121
Add: Common Stock Equivalents	874	769	744	875
Diluted weighted average common shares outstanding	42,635	41,918	42,126	41,996
Diluted earnings per common share	$0.68	$0.58	$1.27	$0.78

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	October 31,	April 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$36,269	$47,338
Trade accounts and notes receivable, net of allowances of $6,414 and $6,432, respectively	480,321	445,771
Inventories, net	293,465	290,829
Prepaid expenses and other current assets	19,621	18,368
Total current assets	829,676	802,306
Property and equipment, net of accumulated depreciation of $140,608 and $123,583, respectively	292,136	282,349
Operating lease right-of-use assets	107,624	—
Goodwill	621,916	617,327
Intangible assets, net	401,909	429,313
Deferred income taxes	10,199	4,676
Other assets	17,890	13,583
Total assets	$2,281,350	$2,149,554
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$168,768	$173,751
Accrued compensation and employee benefits	49,981	62,858
Other accrued expenses and current liabilities	80,034	79,848
Current portion of long-term debt	45,963	42,118
Current portion of operating lease liabilities	31,178	—
Total current liabilities	375,924	358,575
Non-current liabilities:
Long-term debt, less current portion	1,054,085	1,099,077
Long-term operating lease liabilities	81,896	—
Deferred income taxes, net	10,382	10,226
Other liabilities	63,024	52,500
Total liabilities	1,585,311	1,520,378
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 42,169 and 40,375 shares issued and outstanding as of October 31, 2019 and April 30, 2019, respectively	422	404
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of October 31, 2019 and April 30, 2019	—	—
Exchangeable shares	—	29,639
Additional paid-in capital	520,855	480,113
Retained earnings	199,552	145,594
Accumulated other comprehensive loss	(24,790)	(26,574)
Total stockholders' equity	696,039	629,176
Total liabilities and stockholders' equity	$2,281,350	$2,149,554

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended
	October 31,
	2019	2018
Cash flows from operating activities:
Net income	$53,958	$33,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,793	57,109
Write-off and amortization of debt discount and debt issuance costs	2,368	1,665
Provision for losses on accounts and notes receivable	375	81
Provision for obsolescence of inventory	195	229
Effects of fair value adjustments to inventory	151	4,129
Increase in fair value of contingent consideration	380	460
Equity-based compensation	5,591	3,204
Gain on sale and disposal of assets	(742)	(294)
Change in fair value of financial instruments	—	6,395
Deferred income taxes	(2,380)	(5,145)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(29,932)	(45,355)
Inventories	1,800	(4,553)
Prepaid expenses and other assets	1,573	(343)
Accounts payable	(5,486)	9,516
Accrued compensation and employee benefits	(12,974)	(9,550)
Derivative liability	—	(10,778)
Other accrued expenses and liabilities	(3,743)	5,325
Cash provided by operating activities	69,927	45,657
Cash flows from investing activities:
Purchases of property and equipment	(14,637)	(9,156)
Proceeds from sale of assets	1,056	638
Acquisition of businesses, net of cash acquired	(10,633)	(578,917)
Cash used in investing activities	(24,214)	(587,435)
Cash flows from financing activities:
Repayments on the revolving credit facility	(558,906)	(469,647)
Borrowings from the revolving credit facility	562,698	623,117
Payments of principal on long-term debt	(54,984)	(4,984)
Payments of principal on finance lease obligations	(12,310)	(8,820)
Borrowings from term loan amendment	—	996,840
Repayments from term loan amendment	—	(571,840)
Debt issuance costs	(1,286)	(7,933)
Proceeds from exercises of stock options	6,761	973
Other financing activities	1,022	873
Cash (used in) provided by financing activities	(57,005)	558,579
Effect of exchange rates on cash and cash equivalents	223	(360)
(Decrease) increase in cash and cash equivalents	(11,069)	16,441
Cash and cash equivalents, beginning of period	47,338	36,437
Cash and cash equivalents, end of period	$36,269	$52,878
Supplemental cash flow disclosures:
Cash paid for income taxes	$25,642	$10,469
Cash paid for interest	33,654	30,966

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Six Months Ended
	October 31,	% of	October 31,	% of	October 31,	% of	October 31,	% of
	2019	Total	2018	Total	2019	Total	2018	Total
	(dollars in thousands)
Wallboard	$350,618	40.7%	$334,688	40.1%	$692,213	40.5%	$652,423	40.5%
Ceilings	122,807	14.2%	118,376	14.2%	251,917	14.7%	234,231	14.5%
Steel framing	136,159	15.8%	135,760	16.3%	267,988	15.7%	264,872	16.4%
Other products	252,345	29.3%	245,013	29.4%	496,987	29.1%	460,455	28.6%
Total net sales	$861,929		$833,837		$1,709,105		$1,611,981

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Net income	$29,138	$24,912	$53,958	$33,562
Interest expense	17,559	19,182	35,836	35,370
Write-off of debt discount and deferred financing fees	707	—	707	—
Interest income	(6)	203	(18)	(33)
Provision for income taxes	7,927	8,059	15,517	10,895
Depreciation expense	12,592	11,538	25,014	22,148
Amortization expense	16,926	19,249	33,779	34,961
EBITDA	$84,843	$83,143	$164,793	$136,903
Stock appreciation expense (a)	1,267	649	1,327	983
Redeemable noncontrolling interests(b)	(18)	282	644	813
Equity-based compensation(c)	2,315	1,094	3,710	1,498
Severance and other permitted costs(d)	1,394	882	1,948	5,718
Transaction costs (acquisitions and other)(e)	327	841	1,299	5,594
Gain on disposal of assets	(586)	(173)	(742)	(294)
Effects of fair value adjustments to inventory(f)	—	—	151	4,129
Change in fair value of financial instruments(g)	—	376	—	6,395
Secondary public offering costs(h)	363	—	363	—
Debt transaction costs(i)	—	51	—	678
EBITDA add-backs	5,062	4,002	8,700	25,514
Adjusted EBITDA	$89,905	$87,145	$173,493	$162,417

Net sales	$861,929	$833,837	1,709,105	1,611,981
Adjusted EBITDA margin	10.4%	10.5%	10.2%	10.1%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(g)	Represents the mark-to-market adjustments for derivative financial instruments.

(h)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

(i)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Cash provided by operating activities	$82,367	$93,481	$69,927	$45,657
Purchases of property and equipment	(8,746)	(5,363)	(14,637)	(9,156)
Free cash flow(a)	$73,621	$88,118	$55,290	$36,501

(a)	Free cash flow is a non-GAAP financial measure that we define as net cash provided by operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Selling, general and administrative expense	$200,457	$185,268	$395,088	$370,703

Adjustments
Stock appreciation expense (a)	(1,267)	(649)	(1,327)	(983)
Redeemable noncontrolling interests(b)	18	(282)	(644)	(813)
Equity-based compensation(c)	(2,315)	(1,094)	(3,710)	(1,498)
Severance and other permitted costs(d)	(1,394)	(882)	(1,948)	(5,718)
Transaction costs (acquisitions and other)(e)	(327)	(841)	(1,299)	(5,594)
Gain on disposal of assets	586	173	742	294
Secondary public offering costs(f)	(363)	—	(363)	—
Debt transaction costs(g)	—	(51)	—	(678)
Adjusted SG&A	$195,395	$181,642	$386,539	$355,713

Net sales	$861,929	$833,837	$1,709,105	$1,611,981
Adjusted SG&A margin	22.7%	21.8%	22.6%	22.1%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

(g)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2019	2018	2019	2018
Income before taxes	$37,065	$32,971	$69,475	$44,457
EBITDA add-backs	5,062	4,002	8,700	25,514
Write-off of discount and deferred financing fees	707	—	707	—
Purchase accounting depreciation and amortization (1)	12,276	12,399	24,661	24,854
Adjusted pre-tax income	55,110	49,372	103,543	94,825
Adjusted income tax expense	12,400	11,109	23,297	21,336
Adjusted net income	$42,710	$38,263	$80,246	$73,489
Effective tax rate (2)	22.5%	22.5%	22.5%	22.5%

Weighted average shares outstanding:
Basic	41,761	41,149	41,382	41,121
Diluted (3)	42,635	43,047	42,391	43,125
Adjusted net income per share:
Basic	$1.02	$0.93	$1.94	$1.79
Diluted	$1.00	$0.89	$1.89	$1.70

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan.
(2)	Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts.
(3)	Diluted shares outstanding for periods prior to June 13, 2019 have been adjusted to include the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock. On June 13, 2019, the holders exchanged all of the exchangeable shares for 1.1 million shares of the Company’s common stock.